                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SPACELABS MEDICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

Dear Stockholder:                                                 March 26, 1998

     You are cordially invited to attend the 1998 Annual General Meeting of Stockholders of Spacelabs Medical, Inc. at 10:00 a.m. on Thursday, May 7, 1998, at the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington.

     The accompanying Notice of 1998 Annual General Meeting of Stockholders and the Proxy Statement describe the matters to be presented at the meeting.

     Whether or not you plan to attend the meeting, we hope you will have your stock represented by completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

                                          Sincerely,

                                          /s/ CARL A. LOMBARDI

                                          Carl A. Lombardi
                                          Chairman of the Board
                                          and Chief Executive Officer

                                   IMPORTANT

A Proxy Statement and proxy card are enclosed. All stockholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any stockholder attending the meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.
                   IT IS IMPORTANT THAT YOUR STOCK BE VOTED.

                NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS

                                  MAY 7, 1998

                            ------------------------

To the Stockholder:

     The 1998 Annual General Meeting of Stockholders of Spacelabs Medical, Inc. will be held at the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington on Thursday, May 7, 1998, at 10:00 a.m. for the following purposes:

          (1) To elect seven directors to hold office until the next Annual General Meeting of Stockholders and until their respective successors are elected and qualified;

          (2) To ratify the appointment of KPMG Peat Marwick LLP as auditors for Spacelabs Medical, Inc. for 1998; and

          (3) To transact such other business as may properly come before the meeting and any adjournment and postponement thereof.

     Nominees for directors are named in the enclosed Proxy Statement.

     March 9, 1998 has been set as the record date for the meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

     ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION. STOCKHOLDERS ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY SENT IN A PROXY.

                                          By Order of the Board of Directors

                                          /s/ EUGENE V. DeFELICE
                                          Eugene V. DeFelice
                                          Secretary
Redmond, Washington
March 26, 1998

               THE 1997 ANNUAL REPORT OF SPACELABS MEDICAL, INC.
                       ACCOMPANIES THIS PROXY STATEMENT.

                              1998 PROXY STATEMENT
GENERAL

     The enclosed proxy is solicited by the Board of Directors of Spacelabs Medical, Inc. ("Spacelabs Medical" or the "Company") for use at the 1998 Annual General Meeting of Stockholders to be held at 10:00 a.m. on Thursday, May 7, 1998, at the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington 98004, and at any adjournment or postponement thereof (the "Meeting"). Only holders of record of Spacelabs Medical's Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on March 9, 1998 will be entitled to notice of and to vote at the Meeting. On that date, Spacelabs Medical had 9,450,219 shares of Common Stock outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote.

     The address of Spacelabs Medical's principal executive offices is 15220 NE 40th Street, Redmond, Washington 98052.

     This Proxy Statement and the accompanying proxy are being mailed to the stockholders of Spacelabs Medical on or about March 26, 1998.

VOTING

     Shares of Common Stock for which proxies are properly executed and returned will be voted at the Meeting in accordance with the directions noted thereon or, in the absence of directions to the contrary, will be voted (i) "FOR" the election of the seven nominees for the Board of Directors named on the following pages, provided that if any one or more of such nominees should become unavailable for election for any reason, such shares will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose, and (ii) "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as auditors for Spacelabs Medical for 1998. Under Delaware law, Spacelabs Medical's Certificate of Incorporation and Spacelabs Medical's By-Laws, the presence at the Meeting, in person or by duly authorized proxy, of the holders of one-third of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business. The seven nominees for the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy at the Meeting and entitled to vote shall be elected directors. The affirmative vote of a majority of shares entitled to vote and present in person or by proxy at the Meeting is required for approval of any other matters submitted to a vote of the shareholders. In the election of directors, an abstention or broker non-vote will have no effect on the outcome. In the case of any other matter, abstention from voting will have the practical effect of voting against such matter. Broker non-votes will be included in determining the presence of a quorum at the Meeting but will have no effect on the outcome of any matters, other than to reduce the number of "FOR" votes necessary to approve such matters.

REVOCATION

     Any stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Spacelabs Medical a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and electing to vote in person.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     In accordance with Spacelabs Medical's By-Laws, the Board of Directors has fixed the number of directors constituting the Board at seven. It is proposed that seven directors be elected, each to hold office for a term of one year and until his successor shall have been elected and qualified. It is intended that votes will be cast pursuant to the accompanying proxy for the election of the nominees named below, each of whom is currently a director of Spacelabs Medical. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The seven nominees who receive the greatest number of votes cast by stockholders present in person or by proxy and certified to vote at the Meeting, a quorum being present, shall be elected directors.

NOMINEES FOR THE BOARD OF DIRECTORS

     GILBERT W. ANDERSON. Mr. Anderson (age 69) has served as a director of Spacelabs Medical since July 28, 1995. Mr. Anderson is the former President, Chief Executive Officer and director of Physio-Control Corporation, a manufacturer of medical equipment. Mr. Anderson joined Physio-Control in 1976, was appointed its President and Chief Executive Officer and a director in 1985, and retired in 1991. Mr. Anderson is a member of the Board of Directors of Esterline Technologies Corporation. He serves on the Advisory Board of the University of Washington Schools of Business and Business Administration and is a member of the Seattle Public Library Foundation. He is also past Chairman of the United Way of King County.

        Principal Occupation: Retired President, Chief Executive Officer
                   and Director of Physio-Control Corporation

     THOMAS J. DUDLEY, D.B.A. Dr. Dudley (age 66) has served as a director, Chairman of the Audit Committee and member of the Executive Committee and the Compensation Committee of Spacelabs Medical since June 26, 1992. Dr. Dudley has been a Professor of Quantitative Methods, The George L. Graziadio School of Business and Management, Pepperdine University, since 1968. Dr. Dudley has also owned and operated Thomas J. Dudley & Associates, a company that provides management consulting services for strategic planning and implementation to small and medium-sized companies, since 1968. Dr. Dudley holds a doctorate in business administration from the University of Southern California. He also has a master's degree in business administration and a bachelor's degree in liberal arts and sciences from the University of Michigan. Dr. Dudley is a member of INFORMS, the World's Futures Society, and the Accreditation Committee of the Association of Independent Colleges and Schools. He is also an advisor to the American-China Association for Science and Technology Exchange. He is a member of the Boards of Directors of the Los Angeles branch of Recording for the Blind and Dyslexic, a nonprofit organization, and Ashurst Technology, Ltd. Dr. Dudley is a recipient of the Harriett and Charles Luckman Distinguished Teaching Fellow Award.

            Principal Occupation: Professor of Quantitative Methods,
The George L. Graziadio School of Business and Management, Pepperdine University

     HARVEY FEIGENBAUM, M.D. Dr. Feigenbaum (age 64) has served as a director and member of the Audit Committee of Spacelabs Medical since June 26, 1992. Dr. Feigenbaum has been a Distinguished Professor of Medicine at the Indiana University Medical Center since 1980 and joined its faculty in 1962. He was elected Phi Beta Kappa and received a bachelor of arts degree summa cum laude from Indiana University in 1955, an M.D. degree from the Indiana School of Medicine in 1958 and his cardiovascular subspecialty, American Board of Internal Medicine, in 1969. Dr. Feigenbaum is a member of the Board of Directors of ATL Ultrasound, Inc. Dr. Feigenbaum is a fellow of the American College of Physicians, the American College of Cardiology and the Council on Clinical Cardiology of the American Heart Association, as well as a member of the Editorial Boards of the American Heart Journal, the American Journal of Cardiology and CIRCULATION. He is editor of the Journal of the American Society of Echocardiography.

           Principal Occupation: Distinguished Professor of Medicine,
                       Indiana University Medical Center

     CARL A. LOMBARDI. Mr. Lombardi (age 54) has served as a director, Chairman of the Board and Chief Executive Officer of Spacelabs Medical since June 26, 1992. Mr. Lombardi joined Spacelabs Medical in 1967 in the research and development group. He served in various executive positions with Spacelabs Medical before being appointed President in 1981. Mr. Lombardi was named Group Vice President of Squibb Medical

Systems in 1982 with responsibility for the patient monitoring group of companies. Mr. Lombardi holds a master of business administration degree from Pepperdine University. He also has a master of science degree in systems engineering from West Coast University and a bachelor of science degree in electrical engineering from Pacific State University. He also serves on the Regional Council of the Scribner Kidney Research Center and the Board of Trustees of the Northwest Kidney Center.

      Principal Occupation: Chairman of the Board, Chief Executive Officer
                    and President of Spacelabs Medical, Inc.

     ANDREW R. NARA, M.D., PH.D. Dr. Nara (age 51) has served as a member of the Board since 1998. Dr. Nara has been an Associate Professor of Medicine at Case Western Reserve University School of Medicine since 1990 and joined its faculty in 1979. He received a bachelor of science degree in 1969 from the University of Toledo, and a combined M.D., Ph.D. degree in biomedical engineering in 1976 from Case Western Reserve University. He has been certified by the American Board of Internal Medicine since 1981 and received a Subspecialty in Adult Cardiovascular Disease in 1983. Dr. Nara is a Fellow of the American College of Cardiology, American Heart Association and American College of Chest Physicians.

             Principal Occupation: Associate Professor of Medicine
               Case Western Reserve University School of Medicine

     PHILLIP M. NUDELMAN, PH.D. Dr. Nudelman (age 62) has served as a director and member of the Compensation Committee of Spacelabs Medical since June 26, 1992. Dr. Nudelman has served as Chief Executive Officer and President of Group Health Cooperative of Puget Sound ("Group Health") since February 1991 and, as of August 1997, serves as Chairman and President of Kaiser/Group Health, Inc. Dr. Nudelman joined Group Health in 1973 as Director of Professional Services and has held positions of increasing responsibility since then. Dr. Nudelman received his bachelor of science degree in microbiology, zoology and pharmacy from the University of Washington and holds master of business administration and doctor of philosophy degrees in health systems management from Pacific Western University. Dr. Nudelman is a member of the Board and Chair-elect of the American Association of Health Plans. He serves on the Boards of Directors of the United Way, Pacific Science Center, Woodland Park Zoo, the Association for Washington Business, ATL Ultrasound, Inc., Cell Therapeutics, Inc. and Intensiva Inc.

                  Principal Occupation: Chairman and President
                          of Kaiser/Group Health, Inc.

     PETER H. VAN OPPEN. Mr. van Oppen (age 45) has served as Chairman of the Board and Chief Executive Officer of Advanced Digital Information Corporation ("ADIC") since its acquisition by Interpoint in 1994, and as President from 1994 to 1997. He has served as a Director of ADIC since 1986. He served as Chairman of the Board of Interpoint from 1995 until its acquisition by Crane Co. in October 1996. He also served as President and Chief Executive Officer of Interpoint from 1989 until its acquisition by Crane Co. in October 1996, as President and Chief Operating Officer of Interpoint from 1987 to 1989, and as Executive Vice President for Finance and Operations of Interpoint from 1985 to 1987. Prior to 1985, Mr. van Oppen worked as a Consulting Manager at Price Waterhouse LLP and at Bain & Company in Boston and London. He has additional experience in medical electronics and venture capital. Mr. van Oppen also serves as a Director of Seattle Film Works, Inc. and Key Technology, Inc. He holds a bachelor of arts degree from Whitman College and a master of business administration degree from Harvard Business School, where he was a Baker Scholar.

                Principal Occupation: Chairman of the Board and
      Chief Executive Officer of Advanced Digital Information Corporation

     The Board of Directors met four times in 1997. All directors, except for Dr. Nara and Mr. van Oppen who joined the Board in 1998, attended at least 75% of the meetings of the Board of Directors and its Committees on which they serve.

COMMITTEES OF THE BOARD OF DIRECTORS

     Spacelabs Medical has established standing committees of its Board of Directors, including an Audit, a Compensation and an Executive Committee. Each of these Committees is responsible to the full Board of Directors, and its activities are therefore subject to Board approval. The functions performed by these Committees are summarized below:

     Audit Committee. The Audit Committee reviews the accounting principles, internal accounting controls, audit plan and financial results of Spacelabs Medical to safeguard Spacelabs Medical's assets and to provide for the reliability of its financial records. The members of this Committee are Dr. Dudley (Chairman), Dr. Feigenbaum and Mr. Anderson. The Audit Committee met four times in 1997.

     Compensation Committee. The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other executives of Spacelabs Medical. This Committee also administers Spacelabs Medical's various incentive compensation and benefit plans and recommends the establishment of policies relating to such plans. The members of this Committee are Dr. Nudelman (Chairman) and Drs. Dudley and Nara. The Compensation Committee met four times in 1997.

     Executive Committee. The Executive Committee has authority, subject to limitations prescribed by the Board of Directors, to exercise, during the intervals between meetings of the Board of Directors, the powers of the full Board and is also available, on a standby basis, for use in an emergency or when scheduling makes it impractical to bring the full Board together for a meeting. The members of this Committee are Mr. Lombardi (Chairman) and Dr. Dudley. The Executive Committee did not meet in 1997.

DIRECTOR COMPENSATION

     Directors who are employees of Spacelabs Medical do not receive any fees for their services as directors. Directors who are not employees of Spacelabs Medical are paid an annual retainer of $15,000 for serving on the Board of Directors and receive an additional $500 for attending each meeting of the Board of Directors plus $500 for attending each meeting of a committee of the Board of which they are a member. A nonemployee director serving as a committee chairman receives an additional $1,000 per annum.

     Under the Spacelabs Medical, Inc. Stock Option and Deferral Plan for Nonemployee Directors (the "Director Plan"), each director who is neither an officer nor an employee of Spacelabs Medical is eligible to receive an annual automatic grant of an option to purchase 2,000 shares of Common Stock on the fifth business day following the date of each Annual General Meeting of Stockholders. Each new nonemployee director is also eligible to receive an initial automatic grant of an option to purchase up to 1,500 shares of Common Stock upon the director's initial election or appointment to the Board. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire on the earlier of 10 years from the date of grant and one year after a director's termination of service as a director or three years after a director's mandatory retirement. Each option vests during the director's continued service as a director until the date of the first Annual General Meeting of Stockholders after the date of grant. The Director Plan also permits nonemployee directors to defer payment of all or a part of their cash retainers and/or Board Committee chairmanship fees into "Stock Units."

     The Company also has a Cash Deferred Compensation Plan for Nonemployee Directors. Participating directors may elect to defer all or a portion of their cash compensation for service as directors into an interest-bearing cash account.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Stock as of February 6, 1998, by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) the named executive officers and (iv) all directors and executive officers as a group.

   NAME AND ADDRESS                                         AMOUNT AND NATURE OF          PERCENT
OF BENEFICIAL OWNER(1)                                      BENEFICIAL OWNERSHIP        OUTSTANDING
----------------------                                      --------------------        -----------
Trimark Financial Corporation.............................        964,900                  10.21%
  One First Canadian Place
  Suite 5600, P.O. Box 487
  Toronto, ON M5X 1E5
Mellon Bank Corporation...................................        720,137(2)                7.62%
  One Mellon Bank Center
  500 Grant Street
  Pittsburgh, PA 15258-0001
Dimensional Fund Advisors.................................        673,200(3)                7.12%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Sanford C. Bernstein & Co., Inc. .........................        627,800(4)                6.64%
  767 Fifth Avenue
  New York, NY 10153
Gilbert W. Anderson.......................................          4,500(5)                   *
Thomas J. Dudley..........................................          8,000(6)                   *
Harvey Feigenbaum.........................................          8,463(7)                   *
Carl A. Lombardi..........................................        482,663(8)(9)             4.89%
Andrew R. Nara............................................          7,250(10)                  *
Phillip M. Nudelman.......................................          8,100(11)                  *
Peter H. van Oppen........................................            -0-                      *
Dennis Larsen.............................................         59,654(9)(12)               *
James A. Richman..........................................         44,647(9)(13)               *
T. Randy Miskimon.........................................         60,787(9)(14)               *
George P. Messina.........................................            -0-                      *
Emil H. Soika.............................................          5,313(15)                  *
All directors and executive officers as a group (15
  persons)................................................        760,588(16)               7.52%

---------------
  *  Represents holdings of less than 1%.

 (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Sole power to vote 601,737 shares and to dispose of 650,437 shares. Shared power to dispose of 69,700 shares with Boston Group Holdings, Inc. and the Boston Company, Inc., subsidiaries of Mellon Bank Corporation.

 (3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 673,200 shares, all of which are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company (the "Fund"), or in series of the DFA Investment Trust Company, a Delaware business trust (the "Trust"), or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole power to vote 470,800 shares and shared power to vote 38,500 shares owned by the Fund and 163,900 shares owned by the Trust.

 (4) Shared power to vote 7,000 shares with Sanford C. Bernstein & Co., Inc. clients who have appointed an independent voting agent with instructions to vote shares in the same manner as Sanford C. Bernstein & Co., Inc. Sole power to vote 538,000 shares and to dispose of 627,800 shares.

 (5) Includes options to purchase 3,500 shares exercisable within 60 days of February 6, 1998.

 (6) Represents options to purchase 8,000 shares exercisable within 60 days of February 6, 1998.

 (7) Includes 163 shares that are owned by Dr. Feigenbaum's wife and options to purchase 8,000 shares exercisable within 60 days of February 6, 1998.

 (8) Includes options to purchase 414,000 shares exercisable within 60 days of February 6, 1998.

 (9) Includes 2,363, 1,154, 1,366 and 787 shares held by the 401(k) trustee, as of December 31, 1997, for Messrs. Lombardi, Larsen, Richman and Miskimon, respectively.

(10) Represents options to purchase 7,250 shares exercisable within 60 days of February 6, 1998.

(11) Includes options to purchase 8,000 shares exercisable within 60 days of February 6, 1998.

(12) Includes options to purchase 54,500 shares exercisable within 60 days of February 6, 1998.

(13) Includes options to purchase 37,500 shares exercisable within 60 days of February 6, 1998.

(14) Includes options to purchase 55,500 shares exercisable within 60 days of February 6, 1998.

(15) Includes options to purchase 2,813 shares exercisable within 60 days of February 6, 1998.

(16) Includes options to purchase 657,563 shares exercisable within 60 days of February 6, 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on the Company's review of Forms 3, 4 and 5 and any amendment thereto furnished to it pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all such forms were filed on a timely basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Dr. Nara is affiliated with University Hospitals of Cleveland where the Company sponsors a research and development center that supports the Company's development of new concepts and improvements of its patient monitoring products. The Company has had a series of annual agreements with University Hospitals of Cleveland and in 1997 the aggregate payments to the University Hospitals of Cleveland were approximately $200,000 for such development work. Dr. Nara is involved in the related research projects.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee, which consists of three nonemployee directors, implements and endorses the goals of the Company's executive compensation program, which reflect three guiding principles: (i) to provide compensation and benefits that allow the Company to maintain competitive compensation to attract and retain executives with the skills critical to the Company's long-term success, (ii) to reward performance in attaining business objectives and maximizing stockholder value and (iii) to encourage Company stock ownership through officer ownership guidelines that are monitored by the Committee on an ongoing basis.

     An outside compensation consulting firm advises the Committee on all elements of executive officer compensation. The Committee examines survey data for positions with similar responsibilities in other medical equipment companies of similar size. The surveyed companies overlap significantly with companies included in the peer group index shown in the stock price performance graph. Total compensation for executive officers is targeted by the Committee at the median for comparable companies, as is the mix of pay elements, which include base salaries, annual incentives and long-term incentives in the form of stock options.

     Base Salaries. Individual base salaries reflect historical practice, internal position relationships, individual performance and relative external market pay. No specific weight is assigned to these factors. Spacelabs Medical's Chief Executive Officer is responsible for setting salaries up to $150,000; salaries over $150,000 are established by the Committee, with strong consideration given to the recommendation of the Chief Executive Officer. The base salary for Mr. Messina, the Chief Executive Officer of Burdick, was established before the acquisition of Burdick by Spacelabs Medical in 1997 and remains unchanged. His salary is above the median for comparable companies.

     Annual Incentives. The Management Incentive Compensation Plan (the "MIC Plan") is a plan approved by stockholders under which annual cash or stock-based awards may be made to executive officers and other key employees. The total amount of the MIC Plan award pool is established based on the Company's net income performance, emphasizing the quality of earnings based on the return on capital employed. The amount of any individual award depends on performance by the individual against assigned goals. These goals are both quantitative and subjective, and vary among executive officers reflecting their areas of responsibility, with no specific weight assigned to any particular goal.

     In 1997, the Company did not attain the profitability threshold established for incentive awards under the MIC Plan. The Chief Executive Officer recommended awards to certain executive officers at less than target levels to recognize individual contributions toward strategic objectives of adding to the Company's market position and product line through acquisitions. A portion of MIC Plan awards was paid in restricted stock for employment retention and stock ownership.

     Long-Term Incentives. The Spacelabs Medical, Inc. 1992 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan (the "1992 Plan") is the Company's primary long-term incentive plan. Annual grants of stock options are made to executive officers and other key employees under the plan.

     The options granted to executive officers in 1997 include both regular annual grants and special one-time grants. Regular annual option grants are increased from prior years as part of the Company's continuing movement toward median competitive grant levels. Special option grants were made to Messrs. Lombardi, Larsen, Richman, Bromfield, Miskimon and DeFelice to provide strong incentives for building stockholder value in connection with continued acquisition and corporate-development activities. Messrs. Bromfield and Stringer also received a special grant in connection with their hire. In addition, Mr. Messina received a one-time grant of stock appreciation rights at the time of the Burdick acquisition, entitling him to the appreciation on a specified number of Spacelabs Medical's shares at the end of three years if he is still employed by the Company at that time. The objective of the grant was to give Mr. Messina a strong ownership incentive in Spacelabs Medical and to retain his services during the critical period of integrating the Burdick operations.

     The total value of the regular annual grants is below the level of Spacelabs Medical's median competitive target for annual grant values; with the addition of the special one-time awards it exceeds such target. However, the Company does not intend to repeat the special grants, while it does intend to continue to move the regular grants to a median competitive level.

     Compensation of the Chief Executive Officer. Mr. Lombardi's base salary was maintained at $400,000 during 1997, while the Committee continued to place greater emphasis on pay for performance, which is reflected in the annual incentive and stock option portions of his compensation package. Mr. Lombardi received an award under the MIC Plan for 1997 of 4,000 shares of restricted stock for employment retention and stock ownership, with the same rationale as for other executive officers in 1997. The award was given in recognition of Mr. Lombardi's strategic leadership and successes in corporate development endeavors. No award was given for the profitability component of Mr. Lombardi's compensation package. Mr. Lombardi also received a regular annual stock option grant of 85,000 shares, plus a special grant of 100,000 shares in connection with continued acquisition and corporate-development activities.

     Policy with Respect to Section 162(m) Limitations. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of a company's four most highly compensated executive officers and its chief executive officer. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Compensation Committee has decided not to qualify the MIC Plan, since to do so would limit the Committee's flexibility in the administration of the plan. The Compensation Committee believes that there will not be any nondeductible compensation for the five executive officers in question in 1998.

Respectfully submitted,

Phillip M. Nudelman (Chairman)
Thomas J. Dudley

Compensation Committee Members

EXECUTIVE COMPENSATION

     The following table provides information for the past three fiscal years concerning the annual and long-term compensation received by those persons who were, in 1997, the Company's Chief Executive Officer and the five other most highly compensated executive officers of the Company (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                       --------------------------------
                                       ANNUAL COMPENSATION                     AWARDS           PAYOUTS
                              --------------------------------------   ----------------------   -------
      NAME AND                                        OTHER ANNUAL     RESTRICTED     STOCK      LTIP        ALL OTHER
 PRINCIPAL POSITION    YEAR    SALARY     BONUS     COMPENSATION(1)     STOCK(2)     OPTIONS    PAYOUTS   COMPENSATION(3)
 ------------------    ----   --------   --------   ----------------   -----------   --------   -------   ----------------
Carl A. Lombardi       1997   $400,000         --            --         $ 87,000     185,000      --          $13,190
Chief Executive
Officer,               1996   $400,000         --            --         $ 87,960      75,000      --          $13,362
Chairman of the Board  1995   $385,000   $200,000            --         $ 27,240      65,000      --          $12,990
and President

Dennis Larsen          1997   $149,000         --       $34,257               --      27,000      --          $ 4,580
Vice President and     1996   $150,000         --       $18,200         $ 43,980       8,000      --          $ 5,250
General Manager,       1995   $150,000   $ 20,000            --         $ 27,240      10,000      --          $ 4,660
Supplies Products

James A. Richman       1997   $144,000   $ 20,000            --         $ 21,750      34,000      --          $ 9,576
Vice President and     1996   $135,000         --            --         $ 54,975      10,000      --          $12,149
Corporate Controller,  1995   $125,000   $ 20,000            --         $ 51,980       8,000      --          $11,638
Acting Chief
Financial Officer

T. Randy Miskimon      1997   $150,000   $ 50,000       $11,636         $ 21,750      52,000      --          $ 4,055
Vice President,        1996   $150,000   $ 15,000       $14,148         $ 43,980      10,000      --          $ 7,172
International          1995   $138,000   $ 20,000       $46,377         $ 27,240      10,000      --          $ 4,620

George P. Messina      1997   $304,200(4)       --           --               --      94,094(5)   --          $ 2,995
Senior Vice President

Emil H. Soika(6)       1997   $200,000         --            --               --      10,000      --          $ 2,250
Vice President,        1996   $200,000         --            --               --      10,000      --          $ 2,250
Ambulatory             1995   $ 14,600         --            --         $131,550      15,000      --          $   164
Healthcare

---------------

(1) Represents sales commissions earned in each of the years shown.

(2) Recipients of restricted stock are recorded as shareholders of the Company and, subject to the provisions of the 1992 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan as Amended and Restated on May 10, 1995, have all the rights of a stockholder with respect to such shares and receive all dividends or other distributions made or paid with respect to such shares. Restricted stock is valued at the closing price quoted on the Nasdaq National Market (the "Nasdaq/NM") on the date of grant. At December 26, 1997, Messrs. Lombardi, Larsen, Richman, Miskimon, Messina and Soika held 6,000, 3,000, 3,900, 3,000, 0 and 2,500 shares of restricted stock, respectively, with a value at that date of $112,500, $56,250, $73,125, $56,250, $0 and $46,875, respectively. The
     Company's restricted stock vests at the rate of 25% per year, beginning on the first anniversary of the date of grant.

(3) Includes Spacelabs Medical's contribution to Spacelabs Medical's ISSO 401(k) Plan during 1997 for Messrs. Lombardi, Larsen, Richman, Miskimon, Messina and Soika of $4,500, $3,167, $4,400, $3,185, $0 and $0, respectively; group term life insurance premiums paid by Spacelabs Medical for the same individuals of $1,440, $1,413, $1,440, $870, $655 and $2,250, respectively;
     and the Company's matching contribution on salary deferrals pursuant to the provisions of the Spacelabs Medical, Inc. Deferred Compensation Plan for Key Employees for the same individuals of $7,250, $0, $3,736, $0, $2,340 and $0, respectively.

(4) On August 21, 1997, Mr. Messina entered into an employment agreement with the Company pursuant to which he will be paid a base salary of $304,200 per year for a term of three years, subject to certain provisions relating to termination. Mr. Messina's 1997 salary totaled $304,200 of which $106,500 was paid by Spacelabs Medical and $197,700 was paid by Burdick.

(5) Includes 64,094 stock appreciation rights granted on August 21, 1997 under the provisions of the 1992 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan. Under the terms of the Plan, the Stock Appreciation Rights vest and become exercisable on August 21, 2000, and permit the holder to receive cash (on a per share basis) in an amount equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the fair market value of such share on the date the stock appreciation right was granted. If employment is voluntarily terminated or terminated for cause before the vesting date, the stock appreciation rights are not exercisable.

(6) Effective July 1997, Emil H. Soika no longer served as an Executive Officer of the Company and was no longer an employee of the Company as of December 31, 1997. All of Mr. Soika's restricted shares and 7,187 of his 1997 option grants were forfeited upon termination of his employment.

1997 OPTION/SAR GRANTS AND EXERCISES

     The following table provides information on option and stock appreciation right grants in fiscal year 1997 to the named executive officers.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1997

                                        PERCENT OF                                  POTENTIAL REALIZABLE VALUE AT ASSUMED
                                      TOTAL OPTIONS                                      ANNUAL RATES OF STOCK PRICE
                                        GRANTED TO     EXERCISE OR                   APPRECIATION FOR OPTION/SAR TERM(4)
                          OPTIONS       EMPLOYEES       BASE PRICE    EXPIRATION   ---------------------------------------
         NAME            GRANTED(1)   IN FISCAL YEAR   PER SHARE(3)      DATE       0%           5%               10%
         ----            ----------   --------------   ------------   ----------   -----    -------------    -------------
Carl A. Lombardi.......    85,000                         $21.88       2/27/07      $ 0      $ 1,169,175      $ 2,963,525
                          100,000                         $23.19       7/25/07      $ 0      $ 1,458,250      $ 3,695,250
                          -------                                                   ---      -----------      -----------
                  Total   185,000         19.3%                                     $ 0      $ 2,627,425      $ 6,658,775
Dennis Larsen..........    12,000                         $21.88       2/27/07      $ 0      $   165,060      $   418,380
                           15,000                         $23.19       7/25/07      $ 0      $   218,738      $   554,288
                          -------                                                   ---      -----------      -----------
                  Total    27,000          2.8%                                     $ 0      $   383,798      $   972,668
T. Randy Miskimon......    12,000                         $21.88       2/27/07      $ 0      $   165,060      $   418,380
                           40,000                         $23.19       7/25/07      $ 0      $   583,300      $ 1,478,100
                          -------                                                   ---      -----------      -----------
                  Total    52,000          5.4%                                     $ 0      $   748,360      $ 1,896,480
George Messina.........    30,000          3.1%           $22.38       8/21/07      $ 0      $   422,100      $ 1,070,100
                           64,094(2)        N/A           $22.38       9/20/00      $ 0      $   226,252      $   474,937
                                                                                    ---      -----------      -----------
                  Total                                                             $ 0      $   648,352      $ 1,545,037
James A. Richman.......    14,000                         $21.88       2/27/07      $ 0      $   192,570      $   488,110
                           20,000                         $23.19       7/25/07      $ 0      $   291,650      $   739,050
                          -------                                                   ---      -----------      -----------
                  Total    34,000          3.5%                                     $ 0      $   484,220      $ 1,227,160
Emil H. Soika(5).......    10,000          1.0%           $21.88       2/27/07      $ 0      $   137,550      $   348,650

---------------
(1) Options become exercisable in four equal annual installments beginning on the first anniversary date of the grant. The Compensation Committee administers the 1992 Plan and has the authority to accelerate exercisability before the originally designated exercise date(s). In addition, a Change of Control, as defined under "Compensation -- Agreement with Chief Executive Officer; Change of Control Arrangements," will make each outstanding option automatically exercisable in full for the total remaining number of shares covered. The exercise price may be paid by delivering already-owned shares, and tax withholding obligations relating to exercise may be paid by offsetting the underlying shares, subject to certain conditions.

(2) Mr. Messina received 64,094 stock appreciation rights. Subject to certain conditions, stock appreciation rights vest and become exercisable on the third anniversary of the grant date and permit the holder to receive cash (on a per share basis) in an amount equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the fair market value of such share on the date the stock appreciation right was granted. If employment is voluntarily terminated or terminated for cause before the vesting date, the stock appreciation rights are not exercisable.

(3) The exercise or base price per share represents the average of the high and low sales prices quoted on the Nasdaq/NM for the stock on the date of grant.

(4) The actual value, if any, that a named executive officer or any other individual may realize will depend on the excess of the market price of the stock over the exercise price on the date the option is exercised. With respect to stock options, the realizable values presented above are based upon assumed compounded growth rates of 5% and 10% over a 10-year period. For example, at an assumed 5% compounded growth rate over a 10-year period, a share of stock originally valued at $21.875 on the grant date would grow to $35.63 per share, yielding a potential realizable value of $13.76 per share; at an assumed 10% compounded growth rate, the same share of stock would appreciate in value to $56.74 per share, yielding a potential realizable value of $34.87 per share. With respect to stock appreciation rights, the realizable values presented above are based upon assumed compounded growth rates of 5% and 10% over the three-year life of the stock appreciation right. These amounts are not intended to forecast possible future appreciation, if any, in the market price for the Common Stock; therefore, there can be no assurance that the actual value realized by a named executive officer will approximate the potential realizable values set forth in the table.

(5) Upon his departure from the Company on December 31, 1997, Mr. Soika forfeited 7,187 of the 10,000 options granted during the fiscal year.

     No options were exercised in 1997. The following table provides information on the value of the named executive officers' unexercised options at December 26, 1997.

     AGGREGATED OPTION EXERCISES IN 1997 AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF                  VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS/SARS          IN-THE-MONEY OPTIONS
                         SHARES                        AT FISCAL YEAR-END            AT FISCAL YEAR-END(1)
                        ACQUIRED       VALUE      ----------------------------    ----------------------------
        NAME           ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           -----------    --------    -----------    -------------    -----------    -------------
Carl A. Lombardi.....       --           --         342,750         288,750        $342,095           $0
Dennis Larsen........       --           --          44,500          40,500        $  2,500           $0
George Messina.......       --           --               0          94,094        $      0           $0
T. Randy Miskimon....       --           --          45,000          67,000        $  2,500           $0
James A. Richman.....       --           --          27,500          47,500        $  1,250           $0
Emil H. Soika........       --           --          10,000          25,000        $      0           $0

---------------
(1) Stock options and stock appreciation rights are valued based upon the closing price of a share of Common Stock as reported on the Nasdaq/NM on December 26, 1997 ($18.75).

PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Common Stock during the period beginning on December 24, 1992 and ending on December 26, 1997 with the cumulative total return on the Total Return Index for the Nasdaq Stock Market (US Companies) (the "Nasdaq Index") and the Media General Medical Instruments and Supplies Index (the "Media General Index"). The comparison assumes $100 was invested on December 24, 1992 in Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                COMPARISON OF CUMULATIVE SHAREHOLDER RETURN FOR
               SPACELABS MEDICAL, INC., THE NASDAQ INDEX AND THE
                              MEDIA GENERAL INDEX

                                                                                           MEDIA
               MEASUREMENT PERIOD                    SPACELABS                            GENERAL
             (FISCAL YEAR COVERED)                 MEDICAL, INC.      NASDAQ INDEX         INDEX
12/24/92                                                     $ 100             $ 100             $ 100
12/31/93                                                     $  86             $ 115             $  85
12/30/94                                                     $  82             $ 112             $  93
12/29/95                                                     $ 102             $ 159             $ 150
12/27/96                                                     $  74             $ 195             $ 158
12/26/97                                                     $  66             $ 240             $ 187

RETIREMENT PLAN

     Spacelabs Medical's Retirement Plan, a defined benefit plan, covers the majority of employees on the active, regular payroll of Spacelabs Medical and its US subsidiaries. Employees of the Company's Burdick operations do not participate in the Retirement Plan. The Retirement Plan provides that, upon retirement, a participant will receive a monthly benefit equal to 1% of the participant's highest consecutive 60-month average earnings (as defined in the plan, including base salary and, subject to certain limits, bonuses and commissions), multiplied by the participant's years of credited service with Spacelabs Medical and its subsidiaries (including employment with Spacelabs Medical's former parent, Westmark), reduced as described below. A participant is vested upon completing five years of service.

     The following table sets forth the estimated annual benefits payable upon retirement to Retirement Plan participants.

                               PENSION PLAN TABLE

                                 YEARS OF SERVICE
               ----------------------------------------------------
REMUNERATION      15         20         25         30         35
------------   --------   --------   --------   --------   --------
  $125,000     $ 18,750   $ 25,000   $ 31,250   $ 37,500   $ 43,750
   150,000       22,500     30,000     37,500     45,000     52,500
   175,000       26,250     35,000     43,750     52,500     61,250
   200,000       30,000     40,000     50,000     60,000     70,000
   225,000       33,750     45,000     56,250     67,500     78,750
   250,000       37,500     50,000     62,500     75,000     87,500
   300,000       45,000     60,000     75,000     90,000    105,000
   400,000       60,000     80,000    100,000    120,000    140,000
   450,000       67,500     90,000    112,500    135,000    157,500
   500,000       75,000    100,000    125,000    150,000    175,000
   600,000       90,000    120,000    150,000    180,000    210,000
   700,000      105,000    140,000    175,000    210,000    245,000

     The compensation covered by the Retirement Plan corresponds to the salary and bonus, not in excess of 50% of base salary, disclosed for the following named executive officers. The credited years of service for Messrs. Lombardi, Larsen, Richman, Miskimon and Soika as of December 26, 1997 are 30.69, 13.08, 13.52, 15.46 and 2.08 years, respectively.

     Certain federal legislation generally limits the amount of annual pension that may be paid from a federal income tax qualified plan to varying amounts ($130,000 for 1998) and the amount of annual earnings that may be taken into account for purposes of calculating benefits under a federal income tax qualified plan ($160,000 for 1998). The actual amounts paid under the Retirement Plan will be limited to comply with such legislation.

     Spacelabs Medical also has established a Supplemental Benefit Plan, which is not qualified for federal income tax purposes and which covers any employee whose benefit under the Retirement Plan is limited by the federal legislation described above. Mr. Messina is among the participants of this Plan and receives credit toward retirement for years of service from October 5, 1987 until his termination from the Company. The benefit under the Supplemental Benefit Plan consists of the amount by which the benefit to which the participant is otherwise entitled under the Retirement Plan is reduced to comply with the limits on annual earnings or the amount of annual pension that may be paid.

AGREEMENT WITH CHIEF EXECUTIVE OFFICER; CHANGE OF CONTROL ARRANGEMENTS

     Spacelabs Medical has entered into a change of control agreement with Mr. Lombardi that provides for continued employment terms equivalent to those immediately before a Change of Control (as defined below) for the three years following a Change of Control. An immediate payment of a lump sum equal to three years' salary and bonus is triggered if, following a Change of Control, employment is terminated by the employee for "good cause," by the employer "without cause" or by the employee during the 30-day window period one year after the Change of Control. A Change of Control, with or without termination of employment, also triggers an acceleration of vesting of restricted stock and stock options and the payment of the "spread" between the exercise price of options and the fair market value of the underlying Common Stock.

     In very general terms, a Change of Control would be a substantial change in Spacelabs Medical's Board of Directors or in the ownership of the Company without either the acquiescence of the then-current Board or continuing majority ownership by stockholders of Spacelabs Medical. More particularly, a Change of Control as defined in the agreement is: (i) a change in the Board of Directors such that a majority of the seats on the Board are occupied by individuals who are neither nominated by a majority of the Incumbent Directors (as defined below) of Spacelabs Medical then in office nor appointed by directors so nominated, (ii) the acquisition by any person (other than Spacelabs Medical or a Spacelabs Medical employee benefit plan) of, in the case of transactions not approved by a majority of the directors of Spacelabs Medical who were either nominated by a majority of the directors of Spacelabs Medical then in office or appointed by directors so nominated ("Incumbent Directors"), 20% or more of the combined general voting power of the Common Stock and any other voting securities of Spacelabs Medical and, in the case of other transactions, 33% or more of such combined voting power, or (iii) the approval by the stockholders of Spacelabs Medical of a complete liquidation or dissolution of Spacelabs Medical or a merger, consolidation or sale of substantially all the assets of Spacelabs Medical (collectively, a "Business Combination"), other than a Business Combination in which all or substantially all the stockholders of Spacelabs Medical receive 60% or more of the stock of the corporation resulting from the Business Combination in substantially the same proportions as their ownership before the Business Combination, no holder has more than 20% of the combined voting power of the capital stock of the resulting corporation and at least a majority of the board of directors of the resulting corporation are Incumbent Directors.

     Under the 1992 Plan and the Spacelabs Medical 1992 Adjustment Plan, upon a Change of Control each outstanding option and stock appreciation right ("SAR") will automatically become exercisable in full for the total remaining number of shares covered thereby. In addition, during the 90-day period following a Change of Control an optionee may choose to receive cash equal to the difference between the exercise price of the option and the fair market value of a share of Common Stock determined as described below for a limited SAR, in lieu of exercising the option and paying the option price. Also, all restrictions on shares of restricted stock will lapse upon a Change of Control and all amounts otherwise deferred by Spacelabs Medical and any employee in connection with performance units will be distributed.

     A limited SAR may be exercised only during the 90 days immediately following a Change of Control. For the purpose of determining the amount payable upon exercise of a limited SAR, the fair market value of a share of Common Stock will be equal to the higher of (a) the highest fair market value of the Common Stock during the 90-day period ending on the date the limited SAR is exercised, determined as in the case of an option, and (b) whichever of the following applies:

          (i) the highest price per share paid in any tender or exchange offer that is in effect at any time during the 90 days preceding the exercise of the limited SAR;

          (ii) the fixed or formula price for the acquisition of shares of Common Stock in a merger or similar agreement approved by the Spacelabs Medical stockholders or Board of Directors, if such price is determinable on the date of exercise; or

          (iii) the highest price per share paid to any Spacelabs Medical stockholder in a transaction or group of transactions giving rise to the exercisability of the limited SAR.

              PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

     Unless instructed to the contrary, it is intended that votes be cast pursuant to the accompanying proxy for the ratification of the appointment of KPMG Peat Marwick LLP as auditors for Spacelabs Medical for 1998. KPMG Peat Marwick LLP has audited the accounts of Spacelabs Medical for 1997. Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting and will have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS AUDITORS FOR SPACELABS MEDICAL FOR 1998.

     In the event that the ratification of the appointment of auditors is not made by a majority of the shares entitled to vote thereon, the selection of other auditors will be considered by the Board of Directors.

                            EXPENSES OF SOLICITATION

     The accompanying proxy is solicited by and on behalf of the Board of Directors, and the entire cost of such solicitation will be borne by Spacelabs Medical. Corporate Investors Communications, Inc. will distribute proxy materials to beneficial owners and may solicit proxies by personal interview, mail, telephone and telegram, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held on the record date by such persons. The Company will pay Corporate Investors Communications, Inc. a fee of $4,500 to cover its services and will reimburse Corporate Investors Communications, Inc. for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitation may be by personal interview, telephone and telegram by directors, officers and other employees of Spacelabs Medical without special compensation.

                                 OTHER MATTERS

     Spacelabs Medical knows of no other matters that are likely to be brought before the Meeting. If, however, other matters that are not now known or determined come before the Meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their judgment.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy for the Company's 1999 Annual General Meeting of Stockholders must be received by the Secretary of Spacelabs Medical by November 26, 1998.

                  ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K

     A copy of the Spacelabs Medical 1997 Annual Report and of the Annual Report on Form 10-K for the year ended December 26, 1997, as filed with the Securities and Exchange Commission, is being mailed with this Proxy Statement to each stockholder of record. Stockholders not receiving a copy of such Annual Reports may obtain one without charge by writing or calling Mr. Clark Thompson, Senior Director Investor Relations, Spacelabs Medical, P.O. Box 97013, Redmond, Washington, 98073-9713, (425) 867-7345.

                                          By Order of the Board of Directors

                                          /s/ EUGENE V. DeFELICE
                                          Eugene V. DeFelice
                                          Secretary
Redmond, Washington
March 26, 1998

                                     PROXY

                             SPACELABS MEDICAL, INC.
      INSTRUCTIONS FOR ANNUAL GENERAL MEETING OF STOCKHOLDERS, MAY 7, 1998

    Shares of Spacelabs Medical, Inc. Common Stock in which you have an interest as a participant in the ATL Ultrasound, Inc. Incentive Savings and Stock Ownership Plan are held by Wells Fargo Bank, N.A., as Trustee of the Plan, and will be voted by the Trustee at the Annual Meeting of Stockholders on May 7, 1998, pursuant to instructions received from Plan participants. You may participate in the voting, in proportion to your interest in such shares, by using this form to instruct the Trustee how to vote the shares allocated to your account.

  IN ORDER FOR YOUR INSTRUCTIONS TO BE VOTED BY THE TRUSTEE, THIS FORM MUST BE
   RECEIVED BY FIRST CHICAGO TRUST COMPANY OF NEW YORK NO LATER THAN CLOSE OF
                        THE BUSINESS DAY ON MAY 1, 1998.

    If you do not indicate otherwise, these instructions will authorize the Trustee to vote for the election of Directors and for the ratification of auditors for 1998, as described in the Spacelabs Medical, Inc. Proxy Statement dated March 26, 1998. These instructions will also authorize the Trustee to vote at its discretion on such other matters as may come before the meeting.

--------------------------------------------------------------------------------

Wells Fargo Bank, N.A.
Trust Division, P.O. Box 21927
Seattle, WA 98111

                             INSTRUCTIONS TO TRUSTEE

           THESE INSTRUCTIONS ARE BEING GIVEN IN CONJUNCTION WITH THE BOARD OF DIRECTORS' SOLICITATION OF PROXIES FROM THE TRUSTEE

You are hereby authorized and instructed to vote at the Annual General Meeting of Stockholders of Spacelabs Medical, Inc. on May 7, 1998, and at any adjournments thereof, either in person or by proxy, all of the shares of Common Stock of Spacelabs Medical, Inc., allocated to my account under the ATL Ultrasound, Inc. Incentive Savings and Stock Ownership Plan.

              THESE INSTRUCTIONS ARE CONTINUED ON THE REVERSE SIDE
               PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

[X] PLEASE MARK YOUR                                                       6110
    VOTES AS IN THIS
    EXAMPLE.

THE INTEREST IN SHARES SUBJECT TO THESE INSTRUCTIONS WILL BE VOTED AS DIRECTED BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED INSTRUCTIONS ARE RETURNED, SUCH INTEREST WILL BE VOTED "FOR" AUTHORITY ON ITEMS 1 AND 2.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AUTHORITY ON ITEMS 1 AND 2.

1. ELECTION OF DIRECTORS        FOR [ ]       WITHHELD [ ]

   Authority to vote "FOR" the following nominees:
   Gilbert W.Anderson,
   Thomas J. Dudley, D.B.A.,
   Harvey Feigenbaum, M.D.,
   Carl A. Lombardi,
   Andrew R. Nara, M.D., Ph.D.,
   Phillip M. Nudelman, Ph.D.,
   Peter H. van Oppen

   For all except vote withheld from the following nominee(s):

   -----------------------------------------------------------------------------

2. RATIFICATION OF AUDITORS       FOR [ ]     AGAINST [ ]      ABSTAIN [ ]

   Authority to vote "FOR" ratification of KPMG Peat Marwick LLP, as auditors for the year ending December 25,1998.

---------------------------------------------------     ------------------------
PARTICIPANT                                             DATE

Please date and sign exactly as your name appears above, and return in the enclosed envelope to First Chicago Trust Company of New York, who will tabulate and report your instruction to the Plan's Trustee for voting.

                                     PROXY

                             SPACELABS MEDICAL, INC.

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR THE ANNUAL MEETING ON MAY 7, 1998

The undersigned hereby constitutes and appoints Carl A. Lombardi and Eugene V. DeFelice, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of SPACELABS MEDICAL, INC. to be held on May 7, 1998 at 10:00 a.m., local time, at the Bellevue Club, Bellevue, Washington, and at any adjournments thereof, on all matters coming before such meeting.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy(ies) cannot vote your shares unless you sign and return this card.

                          (Change of Address/Comments)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                     SEE REVERSE
                                                                        SIDE

[X] PLEASE MARK YOUR                                                       5020
    VOTES AS IN THIS
    EXAMPLE.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. ELECTION OF DIRECTORS        FOR [ ]       WITHHELD [ ]

   Nominees for Director:
   Gilbert W. Anderson,
   Thomas J. Dudley, D.B.A.,
   Harvey Feigenbaum, M.D.,
   Carl A. Lombardi,
   Andrew R. Nara, M.D., Ph.D.,
   Phillip M. Nudelman, Ph.D.,
   Peter H. van Oppen

For all except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. RATIFICATION OF AUDITORS       FOR [ ]     AGAINST [ ]      ABSTAIN [ ]

   Approval of KPMG Peat Marwick LLP, independent certified public accountants to audit the accounts and records of Spacelabs Medical, Inc. for the fiscal year ending December 25,1998.


3. In their discretion, upon such other matters as may properly come before the meeting.


                   CHANGE OF ADDRESS/COMMENTS ON REVERSE SIDE

Please sign name(s) exactly as printed hereon. Joint owners should each sign. If signing as attorney, administrator, executor, guardian or trustee, give full title as such.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SIGNATURE(S)                                                DATE

                                      PROXY

                             SPACELABS MEDICAL, INC.
      INSTRUCTIONS FOR ANNUAL GENERAL MEETING OF STOCKHOLDERS, MAY 7, 1998

    Shares of Spacelabs Medical, Inc. Common Stock in which you have an interest as a participant in the Spacelabs Medical, Inc. Incentive Savings and Stock Ownership Plan are held by U.S. Bank of Washington, N.A., as Trustee of the Plan, and will be voted by the Trustee at the Annual Meeting of Stockholders on May 7, 1998, pursuant to instructions received from Plan participants. You may participate in the voting, in proportion to your interest in such shares, by using this form to instruct the Trustee how to vote the shares allocated to your account.

  IN ORDER FOR YOUR INSTRUCTIONS TO BE VOTED BY THE TRUSTEE, THIS FORM MUST BE
   RECEIVED BY FIRST CHICAGO TRUST COMPANY OF NEW YORK NO LATER THAN CLOSE OF
                        THE BUSINESS DAY ON MAY 1, 1998.

    If you do not indicate otherwise, these instructions will authorize the Trustee to vote for the election of Directors and for the ratification of auditors for 1998, as described in the Spacelabs Medical, Inc. Proxy Statement dated March 26, 1998. These instructions will also authorize the Trustee to vote at its discretion on such other matters as may come before the meeting.

--------------------------------------------------------------------------------

U.S. Bank of Washington, N.A.
P.O. Box 720
Seattle, WA 98111

                             INSTRUCTIONS TO TRUSTEE

           THESE INSTRUCTIONS ARE BEING GIVEN IN CONJUNCTION WITH THE BOARD OF DIRECTORS' SOLICITATION OF PROXIES FROM THE TRUSTEE

You are hereby authorized and instructed to vote at the Annual General Meeting of Stockholders of Spacelabs Medical, Inc. on May 7, 1998, and at any adjournments thereof, either in person or by proxy, all of the shares of Common Stock of Spacelabs Medical, Inc., allocated to my account under the Spacelabs Medical, Inc. Incentive Savings and Stock Ownership Plan.

              THESE INSTRUCTIONS ARE CONTINUED ON THE REVERSE SIDE
               PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

[X] PLEASE MARK YOUR                                                       6018
    VOTES AS IN THIS
    EXAMPLE.

THE INTEREST IN SHARES SUBJECT TO THESE INSTRUCTIONS WILL BE VOTED AS DIRECTED BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED INSTRUCTIONS ARE RETURNED, SUCH INTEREST WILL BE VOTED "FOR" AUTHORITY ON ITEMS 1 AND 2.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AUTHORITY ON ITEMS 1 AND 2.

1. ELECTION OF DIRECTORS        FOR [ ]       WITHHELD [ ]

   Authority to vote "FOR" the following nominees:
   Gilbert W.Anderson,
   Thomas J. Dudley, D.B.A.,
   Harvey Feigenbaum, M.D.,
   Carl A. Lombardi,
   Andrew R. Nara, M.D., Ph.D.,
   Phillip M. Nudelman, Ph.D.,
   Peter H. van Oppen

   For all except vote withheld from the following nominee(s):

   -----------------------------------------------------------------------------

2. RATIFICATION OF AUDITORS       FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

   Authority to vote "FOR" ratification of KPMG Peat Marwick LLP, as auditors for the year ending December 25, 1998.

---------------------------------------------------     ------------------------
PARTICIPANT                                             DATE

Please date and sign exactly as your name appears above, and return in the enclosed envelope to First Chicago Trust Company of New York, who will tabulate and report your instruction to the Plan's Trustee for voting.